CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated February 23, 2001, relating to the audited financial statements for period from inception (December 3, 1999) to December 31, 2000 in the sixth amendment to the registration statement on SB-2 of Profitcom.com, Inc. to be filed with the Securities and Exchange Commission.

March 21, 2001

                                     /s/Thomas Monahan
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                                     Thomas Monahan CPA